UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009 (April 21, 2009)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	001-31470	33-0430755
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2009, Plains Exploration & Production Company (“PXP”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities Inc., relating to the public offering of 12,000,000 shares of PXP’s common stock, $0.01 par value (the “Common Stock”) at the public offering price less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, PXP has also granted the underwriters a 30-day option to purchase up to an additional 1,800,000 shares of Common Stock at the same price.

PXP expects that the closing of the transaction under the Underwriting Agreement will occur on or about April 27, 2009, subject to customary closing conditions. The net proceeds from the sale of the Common Stock to be sold pursuant to the Underwriting Agreement (assuming no exercise of the underwriters’ option to purchase additional shares) are estimated to be approximately $218.1 million (after deducting underwriting discounts and commissions and estimated expenses).

The offering was made pursuant to PXP’s shelf registration statement on Form S-3 (File No. 333-141110), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 7, 2007, as amended by Amendment No. 1 thereto, which became effective upon filing with the SEC on June 11, 2007, Amendment No. 2 thereto, which became effective upon filing with the SEC on May 20, 2008 and Amendment No. 3 thereto, which became effective upon filing with the SEC on March 3, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements by PXP, and customary conditions to closing, indemnification obligations of PXP and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 1.1	–	Underwriting Agreement, dated April 21, 2009, by and among PXP, Barclays Capital Inc. and J.P. Morgan Securities Inc.

	Exhibit 5.1	–	Opinion of Akin Gump Strauss Hauer & Feld LLP.

	Exhibit 23.1	–	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 22, 2009	/s/ Cynthia A. Feeback
Cynthia A. Feeback Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 1.1	–	Underwriting Agreement, dated April 21, 2009, by and among PXP, Barclays Capital Inc. and J.P. Morgan Securities Inc.

Exhibit 5.1	–	Opinion of Akin Gump Strauss Hauer & Feld LLP.

Exhibit 23.1	–	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).